UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2021

Gulfport Energy Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-19514	86-3684669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3301 Quail Springs Parkway
Oklahoma City, Oklahoma 73134
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (405) 252-4600

NOT APPLICABLE

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GPOR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Gulfport Energy Corporation (the “Company” and together with its wholly owned subsidiaries, “Gulfport”) finalized a settlement agreement (the “Settlement Agreement”) with Columbia Gas Transmission, LLC, Columbia Gulf Transmission, LLC, and ANR Pipeline Company (collectively, “TC Energy”) that was approved by the Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) on September 21, 2021. Pursuant to the Settlement Agreement, Gulfport and TC Energy agreed that the firm transportation contracts between Gulfport and TC Energy would be rejected without any further payment or obligation by Gulfport or TC Energy, and TC Energy assigned its damages claims from such rejection to Gulfport (the “Assigned Claims”). In exchange, Gulfport agreed to make a payment of $43.75 million in cash to TC Energy. Over time, Gulfport will receive distributions on account of the Assigned Claims pursuant to Gulfport’s Chapter 11 plan of reorganization that became effective in May 2021. Based on current projections, Gulfport presently expects that these distributions will result in Gulfport recovering all, or substantially all, of the $43.75 million paid pursuant to the Settlement Agreement, and that a material portion of such recovery will be received by Gulfport in the next twelve months.

Gulfport also reached an agreement in principle with Stingray Pressure Pumping LLC (“Stingray”) that fully resolves the longstanding litigation between the parties. Gulfport had initiated a lawsuit against Stingray on December 18, 2019 in the Superior Court of the State of Delaware (the “Delaware Court”), and Stingray had countersued in the Delaware Court and filed a claim for $81.28 million against Gulfport in the Bankruptcy Court. Pursuant to the settlement, Stingray and Gulfport have agreed to drop all of the claims brought against each other in Delaware Court and Bankruptcy Court.

A copy of the Settlement Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Settlement Agreement by and among Gulfport and TC Energy, dated September 13, 2021.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2021	Gulfport Energy Corporation

	By:	/s/ Patrick Craine
	Name:	Patrick Craine
	Title:	Chief Legal and Administrative Officer

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